Exhibit 16

WESTERN ASSET FUNDS, INC.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below makes, constitutes and appoints each of R. Jay Gerken, Richard F. Sennett, Robert I. Frenkel, Erin K. Morris, Richard M. Wachterman, Thomas C. Mandia, Rosemary D. Emmens, Barbara J. Allen and George P. Hoyt, as his or her true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution, for him or her in his or her name, place and stead, in any and all capacities, for the purpose of executing in his or her name, including his or her capacity as a Director of Western Asset Funds, Inc. (the “Corporation”), a registration statement on Form N-14 (including amendments thereto and any and all other instruments or documents related thereto), with respect to Western Asset Core Bond Fund, Western Asset Core Plus Bond Fund or Western Asset Inflation Indexed Plus Bond Fund, each a series of the Corporation, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and to file the same, with all exhibits thereto, and all other documents in connection therewith granting unto each said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitutes may lawfully do or cause to be done by virtue hereof.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ RONALD J. ARNAULT	Director	May 30, 2012
Ronald J. Arnault

/s/ ANITA L. DEFRANTZ	Director	May 30, 2012
Anita L. DeFrantz

/s/ R. JAY GERKEN	Director, President and Chief Executive Officer	May 30, 2012
R. Jay Gerken

/s/ RONALD L. OLSON	Director	May 30, 2012
Ronald L. Olson

/s/ AVEDICK B. POLADIAN	Director	May 30, 2012
Avedick B. Poladian

/s/ WILLIAM E.B. SIART	Director	May 30, 2012
William E.B. Siart

/s/ JAYNIE MILLER STUDENMUND	Director	May 30, 2012
Jaynie Miller Studenmund